EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Crestar Financial Corporation on Form S-3 of our report dated January 16, 1997 on Citizens Bancorp as of and for the year ended December 31, 1996, which is incorporated by reference in the Annual Report on Form 10-K of Crestar Financial Corporation for the year ended December 31, 1997.


Deloitte & Touche LLP

Richmond, Virginia
June 3, 1998